UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 23, 2004

                      Abigail Adams National Bancorp, Inc.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                          0-10971                 52-1508198
----------------------------         --------------------       --------------
(State or other jurisdiction          (SEC File Number)        (I.R.S. Employer
        of incorporation)                                    Identification No.)

                 1130 Connecticut Avenue, Washington, D.C. 20036
                 -----------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (202) 772-3600


                                 Not Applicable
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                           CURRENT REPORT ON FORM 8-K

Item 1.           Changes in Control of Registrant

                  Not applicable.

Item 2.           Acquisition or Disposition of Assets

                  Not applicable.

Item 3.           Bankruptcy or Receivership

                  Not applicable.

Item 4.           Changes in Registrant's Certifying Accountant

                  Not applicable.

Item 5.           Other Events and Regulation FD Disclosure

                  Not applicable.

Item 6.           Resignations of Registrant's Directors

                  Not applicable.

Item 7.           Financial Statements and Exhibits

(a)  No financial statements of businesses acquired are required.

(b)  No pro forma financial information is required.

(c) Attached as Exhibit 99 is the Company's news release announcing earnings for the quarter ended March 31, 2004.

Item 8.           Change in Fiscal Year

                  Not applicable.

Item 9.           Regulation FD Disclosure

                  Not applicable.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

                  Not applicable.

Item 11. Temporary Suspensions of Trading Under Registrant's Employee Benefits Plans

                  Not applicable.

Item 12. Results of Operations and Financial Condition

          On April 23, 2004, Abigail Adams National Bancorp, Inc. announced its earnings for the three months ended March 31, 2004. A copy of the press release dated April 23, 2004, detailing earnings for this period is attached as Exhibit 99 to this report.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            Abigail Adams National Bancorp, Inc.


DATE:  May 3, 2004                     By:   /s/ Karen Troutman
                                             -----------------------------------
                                              Ms. Karen Troutman
                                              Chief Financial Officer

                                                             EXHIBIT INDEX

99                News release dated April 23, 2004.

                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE
Date:         April 23, 2004
Contact:      Kathleen Walsh Carr
              202.772.3711

          Abigail Adams national Bancorp Reports first Quarter Earnings

Washington, DC - Abigail Adams National Bancorp, Inc. (NASDAQ:AANB), the parent holding company of The Adams National Bank, reported net income of $818.3 thousand, or $0.27 diluted earnings per share for the quarter ended March 31, 2004, compared to net income of $818.7 thousand, or $0.27 for the quarter ending December 31, 2003, and $902.5 thousand, or $0.30 diluted earnings per share for the first quarter 2003.

Net interest income increased 8.1% to $2.8 million for the first quarter of 2004, as compared to the same period of 2003. The net interest margin was 5.39%, 5.16% and 5.61% for the quarters ending March 31, 2004, December 31, 2003 and March 31, 2003, respectively.

Earning assets have increased $12.2 million over the past twelve months, primarily centered in commercial real estate lending growth of $6.7 million and investment securities of $6.1 million. Demand deposits increased $10.2 million or 21.4% over the same period, due to growing success in the commercial business sector.

Noninterest  income,   excluding  investment  security  gains,  decreased  $64.7
thousand or 12.7% for the first quarter of 2004, as compared to the first quarter of 2003.

Noninterest expense increased $261.7 thousand or 16.8% for the first three months of 2004, as compared to the same period in 2003, due primarily to the opening of an additional branch and increased staffing, as well as increased benefit costs. The efficiency ratio, which measures noninterest expense to noninterest income plus net interest income, was 55.39%, as compared to 54.19% at December 31, 2003, and 49.65% at March 31, 2003.

The allowance for loan losses was 1.41% of total loans at the end of the first quarter of 2004 as compared to 1.56% for the same period last year. Nonperforming loans increased to 1.37% of total assets, as compared to 1.24% of total assets at December 31, 2003. Over 55% of the nonperforming loans are guaranteed by the SBA.

Ms. Carr, President and CEO, states "Asset quality is a commitment at Adams National Bank and we continue to be very aggressive in dealing with potential problem loans. This will be especially important in the future as our commercial lending niche continues to be an important component of our relationship banking strategy."

Abigail Adams National Bancorp, Inc. declared a common stock quarterly dividend of $0.125 paid on March 31, 2004 to shareholders of record as of March 15, 2004. This dividend represents a 4.17% increase over the $0.12 per share quarterly dividend declared a year ago and a 2.9% projected annual yield utilizing the March 31, 2004 closing market price of $17.31.

The Adams National Bank, the largest federally chartered bank in the United States owned and managed by women, is focused on serving minorities, small businesses and not-for-profit organizations in the Washington, DC area. The Adams National Bank offers a full line of banking services including business and real estate loans, as well as deposit services. All information for the period ended March 31, 2004 has been derived from unaudited financial information.


SOURCE:  The Adams National Bank
ATTACHMENT:  Selected Financial Data

     Abigail Adams National Bancorp, Inc. & Subsidiary
                  Selected Financial Data
                  March 31, 2004 and 2003
                        (Unaudited)

                                                                                        Three Months Ended:
                                                                         -----------------------------------------------
                                                                                       3/31/04                  3/31/03
                                                                         -----------------------------------------------
Earnings:                                                                    (In thousands, except per share data)

   Interest income                                                                       3,286                    3,135
   Interest expense                                                                        459                      519
                                                                         ----------------------    ---------------------
     Net interest income                                                                 2,827                    2,616
                                                                         ----------------------    ---------------------
   Provision for loan losses                                                               105                       70
     Net interest income after provision for loan losses                                 2,722                    2,546
                                                                         ----------------------    ---------------------
   Noninterest income                                                                      455                      520
   Noninterest expense                                                                   1,818                    1,557
                                                                         ----------------------    ---------------------
     Income before taxes                                                                 1,359                    1,509
   Provision for income tax expense                                                        541                      606
                                                                         ----------------------    ---------------------
     Net income                                                                            818                      903
                                                                         ======================    =====================
                                                                         ======================    =====================

Basic earnings per share                                                                 $0.27                    $0.30
Diluted earnings per share                                                               $0.27                    $0.30
Dividends paid on common shares                                                         $0.125                    $0.12

Average shares outstanding - basic                                                   3,014,343                3,005,315
Average shares outstanding - diluted                                                 3,026,474                3,021,673

consolidated balance sheet:

   Assets:
   Cash & due from banks                                                                 6,643                    8,161
   Short-term investments                                                                3,678                   20,586
   Investment securities                                                                48,481                   25,453
   Loans, gross                                                                        158,314                  152,214
   Less: allowance for loan losses                                                     (2,232)                  (2,376)
   Other assets                                                                          5,351                    4,942
                                                                         ----------------------    ---------------------
     Total assets                                                                      220,235                  208,980
                                                                         ======================    =====================
                                                                         ======================    =====================
   Liabilities:
   Deposits                                                                            182,387                  168,691
   Short-term borrowings                                                                 3,044                    6,210
   Long-term debt                                                                        9,805                   10,701
   Accrued expenses & other liabilities                                                  1,479                    1,681
                                                                         ----------------------    ---------------------
     Total liabilities                                                                 196,715                  187,283
                                                                         ----------------------    ---------------------
     ockholders' equity:
   Capital stock                                                                            30                       30
   Surplus                                                                              17,241                   17,202
   Retained earnings                                                                     6,249                    4,465
                                                                         ----------------------    ---------------------
     Total stockholders' equity                                                         23,520                   21,697
                                                                         ----------------------    ---------------------
     Total liabilities & stockholders' equity                                          220,235                  208,980
                                                                         ======================    =====================
                                                                         ======================    =====================
Other financial information:
   Return on average assets                                                              1.50%                    1.84%
   Return on average stockholders' equity                                               14.15%                   16.97%
   Net interest margin                                                                   5.39%                    5.61%
   Net interest spread                                                                   4.95%                    5.12%
   Efficiency ratio                                                                     55.39%                   49.65%
   Allowance for loan losses to loans                                                    1.41%                    1.56%
   Nonperforming assets to total assets                                                  1.37%                    0.69%
   Allowance for loan losses to nonperforming assets                                    73.79%                  165.35%